Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

September 30, 2021

(Unaudited)

Definitions
Adjusted Fixed Charge Coverage Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.
Adjusted Funds From Operations (“AFFO”) AFFO is defined as FFO as Adjusted after excluding the impact of the following: (i) amortization of stock-based compensation, (ii) amortization of deferred financing costs, net, (iii) straight-line rents, (iv) deferred income taxes, and (v) other AFFO adjustments which includes: (a) amortization of acquired market lease intangibles, net, (b) non-cash interest related to DFLs and lease incentive amortization (reduction of straight-line rents), (c) actuarial reserves for insurance claims that have been incurred but not reported, and (d) amortization of deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, AFFO is computed after deducting recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements, and includes adjustments to compute our share of AFFO from our unconsolidated joint ventures. More specifically, recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements ("AFFO capital expenditures") excludes our share from unconsolidated joint ventures (reported in “other AFFO adjustments”). Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of AFFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our AFFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods (reported in “other AFFO adjustments”). See FFO for further disclosure regarding our use of pro-rata share information and its limitations. Other REITs or real estate companies may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to those reported by other REITs. Although our AFFO computation may not be comparable to that of other REITs, management believes AFFO provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. We believe AFFO is an alternative run-rate earnings measure that improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods, and (iii) results among REITs more meaningful. AFFO does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as it excludes the following items which generally flow through our cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, (iv) restructuring and severance-related charges, and (v) actual cash receipts from interest income recognized on loans receivable (in contrast to our AFFO adjustment to exclude non-cash interest and depreciation related to our investments in direct financing leases). Furthermore, AFFO is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. AFFO is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP.
Consolidated Debt The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Consolidated Secured Debt  Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.
Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).
Debt Investments Loans secured by a direct interest in real estate and mezzanine loans.
Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

2

Definitions
EBITDAre and Adjusted EBITDAre EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“Nareit”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding other impairments (recoveries) and other losses (gains), transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, restructuring and severance related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains). EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability service our debt obligations. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDAre and Adjusted EBITDAre.
Enterprise Debt Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Enterprise Gross Assets Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Enterprise Secured Debt Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Entrance Fees Certain of our CCRC communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, Nareit FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds From Operations (“Nareit FFO”) and FFO as Adjusted FFO encompasses Nareit FFO and FFO as Adjusted, each of which is described in detail below. We believe FFO applicable to common shares, diluted FFO applicable to common shares, and diluted FFO per common share are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue.

3

Definitions
Nareit FFO. FFO, as defined by the National Association of Real Estate Investment Trusts (“Nareit”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate and other real estate-related depreciation and amortization, and adjustments to compute our share of Nareit FFO and FFO as Adjusted (see below) from joint ventures. Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of Nareit FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our Nareit FFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. Our pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro-rata presentations of reconciling items included in Nareit FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro-rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro-rata financial information as a supplement.
Nareit FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute Nareit FFO in accordance with the current Nareit definition; however, other REITs may report Nareit FFO differently or have a different interpretation of the current Nareit definition from ours.
FFO as Adjusted. In addition, we present Nareit FFO on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction-related items, other impairments (recoveries) and other losses (gains), restructuring and severance related charges, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), foreign currency remeasurement losses (gains), deferred tax asset valuation allowances, and changes in tax legislation (“FFO as Adjusted”). Transaction-related items include transaction expenses and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Other impairments (recoveries) and other losses (gains) include interest income associated with early and partial repayments of loans receivable and other losses or gains associated with non-depreciable assets including goodwill, DFLs, undeveloped land parcels, and loans receivable. Management believes that FFO as Adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. At the same time that Nareit created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the Nareit defined measure of FFO. FFO as Adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and financial analysts understand this measure used by management. We use FFO as Adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general, and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as Adjusted may not be comparable to those reported by other REITs.
Investment and Portfolio Investment Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, and excludes noncontrolling interests' pro rata share of the real estate assets and intangibles held in our consolidated JVs, presented on the same basis. Investment and Portfolio Investment exclude land held for development.

4

Definitions
Net Debt Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Net Debt to Adjusted EBITDAre Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.
Net Operating Income (“NOI”) and Cash (Adjusted) NOI NOI and Adjusted NOI are non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measures used to evaluate the operating performance of real estate. NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, income from direct financing leases, and government grant income and exclusive of interest income), less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Adjusted NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. NOI and Adjusted NOI include our share of income (loss) generated by unconsolidated joint ventures and exclude noncontrolling interests’ share of income (loss) generated by consolidated joint ventures. Adjusted NOI is oftentimes referred to as “Cash NOI.” Management believes NOI and Adjusted NOI are important supplemental measures because they provide relevant and useful information by reflecting only income and operating expense items that are incurred at the property level and present them on an unlevered basis. We use NOI and Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our Same-Store (“SS”) performance, as described below. We believe that net income (loss) is the most directly comparable GAAP measure to NOI and Adjusted NOI. NOI and Adjusted NOI should not be viewed as alternative measures of operating performance to net income (loss) as defined by GAAP since they do not reflect various excluded items. Further, our definitions of NOI and Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating NOI and Adjusted NOI.
Operating expenses generally relate to leased medical office and life science properties, as well as SHOP and CCRC facilities. We generally recover all or a portion of our leased medical office and life science property expenses through tenant recoveries. We present expenses as operating or general and administrative based on the underlying nature of the expense.
Portfolio Adjusted NOI Portfolio Adjusted NOI is Portfolio Cash Real Estate Revenues less Portfolio Cash Operating Expenses.
Portfolio Cash Operating Expenses Consolidated cash operating expenses plus the Company's pro rata share of cash operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of cash operating expenses from consolidated JVs. Portfolio Cash Operating Expenses represent property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.
Portfolio Income Cash (Adjusted) NOI plus interest income plus our pro rata share of Cash (Adjusted) NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash (Adjusted) NOI from consolidated JVs.
Portfolio Real Estate Revenues and Portfolio Cash Real Estate Revenues Portfolio Real Estate Revenues include rental related revenues, resident fees and services, income from DFLs, and government grant income which is included in Other income (expense), net in our Consolidated Statement of Operations. Portfolio Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Portfolio Cash Real Estate Revenues include Portfolio Real Estate Revenues after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
Revenue Per Occupied Room ("REVPOR") CCRC The 3-month average Cash Real Estate Revenues per occupied unit excluding Cash NREFs for the most recent period available. REVPOR CCRC excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the CCRC portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. REVPOR CCRC is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit potential of our CCRC assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our CCRC assets.
REVPOR Other The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR Other excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the Other portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. REVPOR Other is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit

5

Definitions
potential of our other assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our other assets.
RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.
Same-Store (“SS”) Same-Store NOI and Cash (Adjusted) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. Same-Store Adjusted NOI excludes amortization of deferred revenue from tenant-funded improvements and certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in Same-Store once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space and rental payments have commenced) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations, a change in reporting structure or operator transition has been agreed to, or a significant tenant relocates from a Same-Store property to a non Same-Store property and that change results in a corresponding increase in revenue. We do not report Same-Store metrics for our other non-reportable segments.
Secured Debt Ratio Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of Total Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments The Company’s diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) life science; (ii) medical office; (iii) continuing care retirement community (“CCRC”), and (iv) other non-reportable segment. During 2020, the Company established and began executing a plan to dispose of its senior housing triple-net and Senior Housing Operating (“SHOP”) portfolios, which until the quarter ended December 31, 2020 had separately been disclosed as two segments.
Share of Consolidated Joint Ventures ("JVs") Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio.
Share of Unconsolidated Joint Ventures Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.
Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space and rental payments have commenced) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure are considered stabilized after 12 months in operations under a consistent reporting structure.

6

Reconciliations
In thousands, except per share data

Funds From Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) applicable to common shares	$54,442	$(63,768)	$473,778	$265,018
Real estate related depreciation and amortization(1)	177,175	173,630	506,172	541,394
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	4,722	24,822	12,044	80,050
Noncontrolling interests’ share of real estate related depreciation and amortization	(4,849)	(5,020)	(14,599)	(15,043)
Other real estate-related depreciation and amortization	—	319	—	2,447
Loss (gain) on sales of depreciable real estate, net(1)	(41,393)	(149)	(598,531)	(247,881)
Healthpeak’s share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	(1,068)	—	(6,934)	(9,248)
Noncontrolling interests’ share of gain (loss) on sales of depreciable real estate, net	3,450	—	5,628	(3)
Loss (gain) upon change of control, net(2)	—	(3,259)	(1,042)	(173,222)
Taxes associated with real estate dispositions	483	551	2,666	(10,989)
Impairments (recoveries) of depreciable real estate, net	1,952	37,477	5,695	85,996
Nareit FFO applicable to common shares	194,914	164,603	384,877	518,519
Distributions on dilutive convertible units and other	1,651	—	—	5,380
Diluted Nareit FFO applicable to common shares	$196,565	$164,603	$384,877	$523,899

Weighted average shares outstanding - diluted Nareit FFO	544,889	538,645	539,159	533,963

Impact of adjustments to Nareit FFO:
Transaction-related items(3)	$1,259	$2,276	$6,638	$95,342
Other impairments (recoveries) and other losses (gains), net(4)	20,073	(2,927)	25,161	(29,943)
Restructuring and severance related charges	—	—	2,463	—
Loss (gain) on debt extinguishments	667	17,921	225,824	42,912
Litigation costs (recoveries)	—	26	—	232
Casualty-related charges (recoveries), net	558	469	5,203	469
Foreign currency remeasurement losses (gains)	—	—	—	153
Valuation allowance on deferred tax assets(5)	—	31,161	—	31,161
Tax rate legislation impact(6)	—	—	—	(3,590)
Total adjustments	22,557	48,926	265,289	136,736
FFO as Adjusted applicable to common shares	217,471	213,529	650,166	655,255
Distributions on dilutive convertible units and other	2,313	1,852	6,323	5,244
Diluted FFO as Adjusted applicable to common shares	$219,784	$215,381	$656,489	$660,499

Weighted average shares outstanding - diluted FFO as Adjusted	546,714	544,146	546,485	533,963

Diluted earnings per common share	$0.10	$(0.12)	$0.88	$0.50
Depreciation and amortization	0.33	0.37	0.93	1.14
Loss (gain) on sales of depreciable real estate, net	(0.07)	0.00	(1.11)	(0.48)
Loss (gain) upon change of control, net(2)	—	(0.01)	0.00	(0.32)
Taxes associated with real estate dispositions	0.00	0.00	0.00	(0.02)
Impairments (recoveries) of depreciable real estate, net	0.00	0.07	0.01	0.16
Diluted Nareit FFO per common share	$0.36	$0.31	$0.71	$0.98
Transaction-related items(3)	0.00	0.01	0.01	0.18
Other impairments (recoveries) and other losses (gains), net(4)	0.04	(0.01)	0.05	(0.06)
Restructuring and severance related charges	—	—	0.00	—
Loss (gain) on debt extinguishments	0.00	0.03	0.42	0.09
Litigation costs (recoveries)	—	0.00	—	0.00
Casualty-related charges (recoveries), net	0.00	0.00	0.01	0.00
Foreign currency remeasurement losses (gains)	—	—	—	0.00
Valuation allowance on deferred tax assets(5)	—	0.06	—	0.06
Tax rate legislation impact(6)	—	—	—	(0.01)
Diluted FFO as Adjusted per common share	$0.40	$0.40	$1.20	$1.24

7

Reconciliations
In thousands, except per share data

Adjusted Funds From Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
FFO as Adjusted applicable to common shares	$217,471	$213,529	$650,166	$655,255
Amortization of stock-based compensation	4,436	4,420	13,895	13,392
Amortization of deferred financing costs	2,343	2,554	6,677	7,670
Straight-line rents	(8,290)	(9,542)	(23,627)	(24,086)
AFFO capital expenditures	(28,980)	(20,756)	(72,112)	(61,329)
Deferred income taxes	(1,747)	(7,300)	(6,240)	(9,200)
Other AFFO adjustments	(5,494)	886	(15,181)	1,641
AFFO applicable to common shares	179,739	183,791	553,578	583,343
Distributions on dilutive convertible units and other	1,650	—	4,512	5,380
Diluted AFFO applicable to common shares	$181,389	$183,791	$558,090	$588,723

Weighted average shares outstanding - diluted AFFO	544,889	538,645	544,660	533,963
______________________________________
(1)This amount can be reconciled by combining the balances from the corresponding line of the Consolidated Statements of Operations and the detailed financial information in the Discontinued Operations Reconciliation section of the Supplemental Report.
(2)For the nine months ended September 30, 2020, includes a $170 million gain upon consolidation of 13 continuing care retirement communities ("CCRCs") in which we acquired Brookdale's interest and began consolidating during the first quarter of 2020. Gains and losses upon change of control are included in other income (expense), net in the Consolidated Statements of Operations.
(3)For the nine months ended September 30, 2020, includes the termination fee and transition fee expenses related to terminating the management agreements with Brookdale for 13 CCRCs and transitioning those communities to Life Care Services, LLC, partially offset by the tax benefit recognized related to those expenses. The expenses related to terminating management agreements are included in operating expenses in the Consolidated Statements of Operations.
(4)For the three and nine months ended September 30, 2021, includes a $22 million and $29 million goodwill impairment charge, respectively, in connection with our senior housing triple-net and SHOP asset sales which are reported in income (loss) from discontinued operations in the Consolidated Statements of Operations. The nine months ended September 30, 2021 also includes $6 million of accelerated recognition of a mark-to-market discount, less loan fees, resulting from prepayments on loans receivable which is included in interest income in the Consolidated Statements of Operations. For the nine months ended September 30, 2020, includes a $42 million gain on sale of a hospital that was in a direct financing lease ("DFL") which is included in other income (expense), net in the Consolidated Statements of Operations. The remaining activity for the three and nine months ended September 30, 2021 and 2020 includes reserves for loan losses and land impairments recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(5)For the three and nine months ended September 30, 2020, represents the valuation allowance and corresponding income tax expense related to deferred tax assets that are no longer expected to be realized as a result of our plan to dispose of our SHOP portfolio. We determined we were unlikely to hold the assets long enough to realize the future value of certain deferred tax assets generated by the net operating losses of our taxable REIT subsidiaries.
(6)For the nine months ended September 30, 2020, represents the tax benefit from the CARES Act, which extended the net operating loss carryback period to five years.

8

Reconciliations
Per share data

Projected Future Operations(1)

	Full Year 2021
	Low	High
Diluted earnings per common share	$0.94	$0.98
Real estate related depreciation and amortization	1.27	1.27
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	0.03	0.03
Noncontrolling interests' share of real estate related depreciation and amortization	(0.04)	(0.04)
Loss (gain) on sales of depreciable real estate, net	(1.12)	(1.12)
Heathpeak's share of loss (gain) on sale of depreciable real estate, net, from unconsolidated joint ventures	(0.01)	(0.01)
Noncontrolling interests' share of gain (loss) on sale of depreciable real estate, net	0.01	0.01
Impairments (recoveries) of depreciable real estate, net	0.01	0.01
Diluted Nareit FFO per common share	$1.09	$1.13
Transaction-related items	0.01	0.01
Other impairments (recoveries) and other losses (gains), net(2)	0.05	0.05
Loss (gain) on extinguishment of debt	0.42	0.42
Casualty-related charges (recoveries), net	0.01	0.01
Diluted FFO as adjusted per common share	$1.58	$1.62
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of November 2, 2021 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended September 30, 2021 that was issued on November 2, 2021. However, these projections do not reflect the impact of unannounced future transactions, except as described herein. Our actual results may differ materially from the projections set forth above. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
(2)The majority of the balance represents the impairment of goodwill related to the disposition of Senior Housing Triple-Net and SHOP portfolios incurred during the nine months ended September 30, 2021.

9

Reconciliations
In millions

Projected SS Cash NOI(1)(2)
For the projected year 2021 (low)

	Life Science	Medical Office	CCRC(3)	Other(4)	Corporate Adjustments and Discontinued Operations	Total
Portfolio Cash (Adjusted) NOI(5)	$502	$412	$88	$15	$11	$1,028
Interest income	—	—	—	23	—	23
Portfolio Income	502	412	88	38	11	1,050
Interest income	—	—	—	(23)	—	(23)
Non-cash adjustments to cash NOI(6)	45	12	10	(4)	(12)	51
NOI	547	423	98	12	(1)	1,079
Non-SS NOI	(187)	(91)	(79)	(12)	1	(369)
SS NOI	360	332	18	—	—	710
Non-cash adjustments to SS NOI(6)	(13)	(5)	—	—	—	(18)
SS Cash (Adjusted) NOI	$347	$327	$18	$—	$—	$692
Addback adjustments(7)						387
Other income and expenses(8)						656
Costs and expenses(9)						(1,169)
Other impairments (recoveries), net(10)						(37)
Net income (loss)						$529

For the projected year 2021 (high)

	Life Science	Medical Office	CCRC(3)	Other(4)	Corporate Adjustments and Discontinued Operations	Total
Portfolio Cash (Adjusted) NOI(5)	$504	$413	$106	$20	$11	$1,055
Interest income	—	—	—	33	—	33
Portfolio Income	504	413	106	53	11	1,088
Interest income	—	—	—	(33)	—	(33)
Non-cash adjustments to cash NOI(6)	45	12	(4)	2	(12)	42
NOI	549	425	102	22	(1)	1,098
Non-SS NOI	(188)	(91)	(82)	(22)	1	(382)
SS NOI	361	334	21	—	—	716
Non-cash adjustments to SS NOI(6)	(13)	(4)	—	—	—	(17)
SS Cash (Adjusted) NOI	$349	$329	$21	$—	$—	$698
Addback adjustments(7)						399
Other income and expenses(8)						664
Costs and expenses(9)						(1,171)
Other impairments (recoveries), net(10)						(37)
Net income (loss)						$554

10

Reconciliations
In millions

For the year ended December 31, 2020

	Life Science	Medical Office	CCRC(3)	Other(4)	Corporate Adjustments and Discontinued Operations	Total
Portfolio Cash (Adjusted) NOI(5)	$411	$390	$113	$21	$204	$1,140
Interest income	—	—	—	17	—	17
Portfolio Income	411	390	113	38	204	1,156
Interest income	—	—	—	(17)	—	(17)
Non-cash adjustments to cash NOI(6)	20	6	(97)	(1)	(16)	(88)
NOI	431	396	16	21	188	1,052
Non-SS NOI	(93)	(70)	8	(21)	(188)	(364)
SS NOI	338	325	25	—	—	688
Non-cash adjustments to SS NOI(6)	(12)	(6)	—	—	—	(18)
SS Cash (Adjusted) NOI	$327	$319	$25	$—	$—	$670
Addback adjustments(7)						382
Other income and expenses(8)						721
Costs and expenses(9)						(1,101)
Other impairments (recoveries), net						(244)
Net income (loss)						$428

Projected SS Cash NOI Changed for the full year 2021

	Life Science	Medical Office	CCRC	Total
Low	6.25%	2.50%	(25.00)%	3.50%
High	6.75%	3.00%	(15.00)%	4.00%
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of November 2, 2021 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended September 30, 2021 that was issued on November 2, 2021. However, these projections do not reflect the impact of unannounced future transactions, except as described herein. Our actual results may differ materially from the projections set forth above. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
(2)May not foot, cross foot, or recalculate due to rounding and adjustments made to SS high and low ranges reported by segments.
(3)The 13 CCRCs operated by LCS are not included in the 2021 full year SS pools, however, are included in Portfolio Cash NOI with the low of $70 million and high of $85 million.
(4)Portfolio Cash NOI for Other represents the Company's share of its unconsolidated investment in SWF SH JV portfolio, with the low of $15 million and the high of $20 million.
(5)Represents rental and related revenues, tenant recoveries, resident fees and services, and other income from DFLs, less property level operating expenses, including our share of joint ventures.
(6)Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles, net, the deferral of community fees, net of amortization, management contract termination expense, actuarial reserves for insurance claims that have been incurred but not reported, and lease termination fees.
(7)Represents non-SS NOI and non-cash adjustments to SS NOI.
(8)Represents interest income, gain (loss) on sales of real estate, net, other income (expense), net, income taxes benefit (expense), and equity income (loss) from unconsolidated joint ventures, excluding NOI.
(9)Represents interest expense, depreciation and amortization, general and administrative, transaction costs, and loss on debt extinguishments.
(10)The majority of the balance represents the impairment of goodwill related to the disposition of Senior Housing Triple-Net and SHOP portfolios incurred during the nine months ended September 30, 2021.

11

Reconciliations
In thousands

Enterprise Gross Assets and Portfolio Investment

	September 30, 2021
	Life Science	Medical Office	CCRC	Other	Senior Housing Triple-net(1)	SHOP(1)	Corporate Non-segment	Total
Consolidated total assets(2)	$6,914,558	$4,578,243	$2,123,848	$822,112	$22	$22,238	$282,481	$14,743,502
Investments in and advances to unconsolidated JVs	(25,135)	(9,426)	—	(354,534)	—	—	—	(389,095)
Accumulated depreciation and amortization(3)	1,189,652	1,596,490	280,779	—	—	—	—	3,066,921
Consolidated Gross Assets	$8,079,075	$6,165,307	$2,404,627	$467,578	$22	$22,238	$282,481	$17,421,328
Healthpeak's share of unconsolidated JV gross assets	51,455	18,882	734	474,940	—	290	—	546,301
Enterprise Gross Assets	$8,130,530	$6,184,189	$2,405,361	$942,518	$22	$22,528	$282,481	$17,967,629
Land held for development	(152,638)	(3,252)	—	—	—	—	—	(155,890)
Real estate related to discontinued operations	—	—	—	—	—	(152)	—	(152)
Fully depreciated real estate and intangibles	391,946	520,621	16,056	—	—	—	—	928,623
Non-real estate related assets(4)	(253,472)	(349,659)	(202,338)	(19,726)	(22)	(22,376)	(282,481)	(1,130,074)
Real estate intangible liabilities	(176,268)	(114,958)	—	—	—	—	—	(291,226)
Noncontrolling interests' share of consolidated JVs real estate and related intangibles	(3,945)	(383,522)	—	—	—	—	—	(387,467)
Portfolio Investment	$7,936,153	$5,853,419	$2,219,079	$922,792	$—	$—	$—	$16,931,443
______________________________________
(1)During 2020, the Company established and began executing a plan to dispose of its senior housing triple-net and SHOP properties. As of December 31, 2020, the Company concluded the planned dispositions represented a strategic shift and therefore, as of September 30, 2021, the assets meeting the held for sale criteria on or before September 30, 2021 are classified as assets held for sale on the Consolidated Balance Sheet as disclosed within the Earnings Release and Supplemental Report for the quarter ended September 30, 2021. In September 2021, the Company successfully completed the disposition of the remaining senior triple-net and SHOP properties. The remaining balances primarily relate to Accounts receivable, net of allowances and Cash and cash equivalents related to the wrap up of senior housing triple-net and SHOP operations.
(2)Consolidated total assets represents total assets on the Consolidated Balance Sheet as of September 30, 2021 presented on page 8 within the Earnings Release and Supplemental Report for the quarter ended September 30, 2021.
(3)Accumulated depreciation and amortization includes accumulated depreciation for real estate, accumulated amortization for real estate related intangible assets, and accumulated amortization for right-of-use assets.
(4)Balance includes Cash and cash equivalents, Restricted cash, Loans receivable, net of reserves, Accounts receivable, net of allowance, Right-of-use asset, net, and Other assets, net.

12

Reconciliations
In thousands

Capital Expenditures

	Nine Months Ended
	September 30, 2021	September 30, 2020
Total capital expenditures at share(1)	$566,804	$641,388
Less: AFFO capital expenditures at share(1)	(74,637)	(64,375)
Non AFFO capital expenditures at share	492,167	577,013
Adjustment for Healthpeak's share of unconsolidated JV	(9,440)	(10,894)
Adjustment for noncontrolling interests' share of consolidated JVs	1,286	1,488
Consolidated non AFFO capital expenditures	484,013	567,607
Decrease (Increase) in construction payable	(51,636)	11,027
Other	(1,867)	(1,110)
Development, redevelopment, and other major improvements of real estate(2)	$430,510	$577,524

AFFO capital expenditures at share(1)	$74,637	$64,375
Adjustment for Healthpeak's share of unconsolidated JV	(3,433)	(3,486)
Adjustment for noncontrolling interests' share of consolidated JVs	$908	$440
Leasing costs, tenant improvements, and recurring capital expenditures(2)	$72,112	$61,329
______________________________________
(1)Total capital expenditures at share and AFFO capital expenditures at share are presented inclusive of unconsolidated JVs and exclusive of noncontrolling interest. For the nine month period ended September 30, 2021, Capital Expenditures on page 24 of the Earnings Release and Supplemental Report excluded $8.0 million and $2.6 million, respectively, of total capital expenditures at share and AFFO capital expenditures at share related to discontinued operations. Such amounts have been included within the totals provided herein for total capital expenditures at share and AFFO capital expenditures at share. Total capital expenditures at share and AFFO capital expenditures at share for the nine months period ended September 30, 2020 are presented on page 24 of the Earnings Release and Supplemental Reports for the period then ended.
(2)Represents the financial statement lines items of Development, redevelopment, and other major improvements of real estate and Leasing costs, tenant improvements, and recurring capital expenditures as presented within the Consolidated Statement of Cash Flows for the nine months ended September 30, 2021 and 2020.

.

13

Reconciliations
In thousands

Revenues(1)

	Three Months Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Life Science	$148,702	$153,215	$169,934	$177,527	$184,213
Medical Office	155,381	158,532	160,201	165,295	171,482
CCRC	115,031	115,757	116,128	117,308	119,022
Other	4,451	4,193	9,013	16,108	6,748
Total revenues	$423,565	$431,697	$455,276	$476,238	$481,465
Life Science	—	—	—	—	—
Medical Office	—	—	—	—	—
CCRC	1,761	2,566	1,310	87	15
Other	—	—	—	—	—
Government grant income	$1,761	$2,566	$1,310	$87	$15
Life Science	—	—	—	—	—
Medical Office	—	—	—	—	—
CCRC	—	—	—	—	—
Other	(4,443)	(4,192)	(9,013)	(16,108)	(6,748)
Less: Interest income	$(4,443)	$(4,192)	$(9,013)	$(16,108)	$(6,748)
Life Science	—	448	1,337	1,412	1,521
Medical Office	699	687	715	710	737
CCRC	4,295	4,669	4,488	2,415	—
Other	17,853	17,294	16,753	16,740	17,109
Healthpeak's share of unconsolidated JVs real estate revenues	$22,847	$23,098	$23,293	$21,277	$19,367
Life Science	—	—	—	—	—
Medical Office	—	—	—	—	—
CCRC	246	140	199	—	—
Other	49	40	227	583	—
Healthpeak's share of unconsolidated JVs government grant income	$295	$180	$426	$583	$—
Life Science	(66)	(64)	(65)	(75)	(82)
Medical Office	(8,788)	(8,822)	(8,926)	(8,825)	(8,954)
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Noncontrolling interests' share of consolidated JVs real estate revenues	$(8,854)	$(8,886)	$(8,991)	$(8,900)	$(9,036)
Life Science	148,636	153,599	171,206	178,863	185,652
Medical Office	147,292	150,397	151,990	157,181	163,265
CCRC	121,333	123,132	122,125	119,810	119,037
Other	17,911	17,335	16,980	17,323	17,109
Portfolio Real Estate Revenues	$435,172	$444,463	$462,301	$473,177	$485,063
Life Science	(8,343)	(4,757)	(11,819)	(12,374)	(11,030)
Medical Office	(2,371)	(3,003)	(2,556)	(2,643)	(4,337)
CCRC	22	(1)	8	14	—
Other	44	4	88	6	12
Non-cash adjustments to Portfolio Real Estate Revenues	$(10,648)	$(7,757)	$(14,279)	$(14,997)	$(15,355)

Continued

14

Reconciliations
In thousands

Revenues(1)

	Three Months Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Life Science	140,293	148,842	159,387	166,489	174,622
Medical Office	144,921	147,394	149,434	154,538	158,928
CCRC	121,355	123,131	122,133	119,824	119,037
Other	17,955	17,339	17,068	17,329	17,121
Portfolio Cash Real Estate Revenues	$424,524	$436,706	$448,022	$458,180	$469,708
Life Science	8,343	4,757	11,819	12,374	11,030
Medical Office	2,371	3,003	2,556	2,643	4,337
CCRC	(22)	1	(8)	(14)	—
Other	(44)	(4)	(88)	(6)	(12)
Non-cash adjustments to Portfolio Real Estate Revenues	$10,648	$7,757	$14,279	$14,997	$15,355
Life Science	(27,358)	(37,886)	(49,417)	(53,018)	(58,420)
Medical Office	(20,314)	(24,335)	(25,058)	(29,322)	(32,653)
CCRC	(4,542)	(4,809)	(4,687)	(2,415)	—
Other	(17,911)	(17,335)	(16,980)	(17,323)	(17,109)
Non-SS Portfolio Real Estate Revenues	$(70,125)	$(84,365)	$(96,142)	$(102,078)	$(108,182)
Life Science	$121,278	$115,713	$121,789	$125,845	$127,232
Medical Office	126,978	126,062	126,932	127,859	130,612
CCRC	116,792	118,323	117,438	117,395	119,037
Other	—	—	—	—	—
Portfolio Real Estate Revenue - SS	$365,048	$360,098	$366,159	$371,099	$376,881
Life Science	(5,189)	(4)	(4,318)	(4,893)	(3,478)
Medical Office	(2,773)	(2,294)	(2,374)	(1,879)	(2,299)
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Non-cash adjustment to SS Portfolio Real Estate Revenues	$(7,962)	$(2,298)	$(6,692)	$(6,772)	$(5,777)
Life Science	116,089	115,709	117,471	120,952	123,754
Medical Office	124,205	123,768	124,558	125,980	128,313
CCRC	116,792	118,323	117,438	117,395	119,037
Other	—	—	—	—	—
Portfolio Cash Real Estate Revenues - SS(2)	$357,086	$357,800	$359,467	$364,327	$371,104
______________________________________
(1)In December 2020, as a result of a change in how operating results are reported to the Company's chief operating decision makers, the Company’s hospitals were reclassified from other non-reportable segments to the medical office segment.

15

Reconciliations
In thousands

Operating Expenses(1)

	Three Months Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Life Science	$36,714	$36,885	$39,461	$40,724	$44,923
Medical Office	51,435	52,523	51,121	54,648	58,430
CCRC	94,992	94,806	91,179	94,760	98,799
Other	—	—	—	—	(13)
Operating expenses	$183,141	$184,214	$181,761	$190,132	$202,139
Life Science	—	137	425	428	463
Medical Office	296	282	294	317	305
CCRC	4,797	4,465	4,745	2,208	32
Other	13,485	13,335	12,595	12,451	13,450
Healthpeak's share of unconsolidated JVs operating expenses	$18,578	$18,219	$18,059	$15,404	$14,250
Life Science	(18)	(19)	(20)	(21)	(25)
Medical Office	(2,630)	(2,545)	(2,504)	(2,552)	(2,659)
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Noncontrolling interests' share of consolidated JVs operating expenses	$(2,648)	$(2,564)	$(2,524)	$(2,573)	$(2,684)
Life Science	36,696	37,003	39,866	41,131	45,361
Medical Office	49,102	50,260	48,911	52,413	56,076
CCRC	99,789	99,271	95,924	96,968	98,831
Other	13,485	13,335	12,595	12,451	13,437
Portfolio Operating Expenses	$199,072	$199,869	$197,296	$202,963	$213,705
Life Science	(13)	(13)	(9)	(9)	(10)
Medical Office	(642)	(647)	(633)	(639)	(711)
CCRC	(1,662)	(3,810)	(12)	(1,212)	(724)
Other	(19)	(313)	(24)	33	113
Non-cash adjustments to Portfolio Operating Expenses	$(2,336)	$(4,783)	$(678)	$(1,827)	$(1,332)
Life Science	36,683	36,990	39,857	41,122	45,351
Medical Office	48,460	49,613	48,278	51,774	55,365
CCRC	98,127	95,461	95,912	95,756	98,107
Other	13,466	13,022	12,571	12,484	13,550
Portfolio Cash Operating Expenses	$196,736	$195,086	$196,618	$201,136	$212,373
Life Science	$13	$13	$9	$9	$10
Medical Office	642	647	633	639	711
CCRC	1,662	3,810	12	1,212	724
Other	19	313	24	(33)	(113)
Non-cash adjustments to Portfolio Operating Expenses	$2,336	$4,783	$678	$1,827	$1,332
Life Science	(7,178)	(8,319)	(12,046)	(12,954)	(14,038)
Medical Office	(7,632)	(8,563)	(8,409)	(10,910)	(12,927)
CCRC	(4,798)	(4,463)	(5,495)	(2,602)	(426)
Other	(13,485)	(13,335)	(12,595)	(12,451)	(13,437)
Non-SS Portfolio Operating Expenses	$(33,093)	$(34,680)	$(38,545)	$(38,917)	$(40,828)
Continued

16

Reconciliations
In thousands

Operating Expenses(1)

	Three Months Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Life Science	29,518	28,684	27,820	28,177	31,323
Medical Office	41,472	41,697	40,502	41,503	43,149
CCRC	94,991	94,808	90,429	94,366	98,405
Other	—	—	—	—	—
Portfolio Operating Expenses - SS	$165,981	$165,189	$158,751	$164,046	$172,877
Life Science	(13)	(13)	(10)	(8)	(9)
Medical Office	(582)	(578)	(574)	(573)	(572)
CCRC	(1,676)	(3,800)	—	(1,209)	(724)
Other	—	—	—	—	—
Non-cash adjustment to SS Portfolio Operating Expenses	$(2,271)	$(4,391)	$(584)	$(1,790)	$(1,305)
Life Science	29,505	28,671	27,810	28,169	31,314
Medical Office	40,890	41,119	39,928	40,930	42,577
CCRC	93,315	91,008	90,429	93,157	97,681
Other	—	—	—	—	—
Portfolio Cash Operating Expenses - SS	$163,710	$160,798	$158,167	$162,256	$171,572
______________________________________
(1)In December 2020, as a result of a change in how operating results are reported to the Company's chief operating decision makers, the Company’s hospitals were reclassified from other non-reportable segments to the medical office segment.

17

Reconciliations
In thousands

Revenues	Operating Expenses

Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2021
Life Science	$531,674	Life Science	$125,108
Medical Office	496,978	Medical Office	164,198
CCRC	352,458	CCRC	284,739
Other	31,869	Other	(13)
Total revenues	$1,412,979	Operating expenses	$574,032
Life Science	—	Life Science	1,316
Medical Office	—	Medical Office	915
CCRC	1,412	CCRC	6,985
Other	—	Other	38,496
Government grant income	$1,412	Healthpeak's share of unconsolidated JVs operating expenses	$47,712
Life Science	—	Life Science	(66)
Medical Office	—	Medical Office	(7,714)
CCRC	—	CCRC	—
Other	(31,869)	Other	—
Less: Interest income	$(31,869)	Noncontrolling interests' share of consolidated JVs operating expenses	$(7,780)
Life Science	4,270	Life Science	126,358
Medical Office	2,162	Medical Office	157,399
CCRC	6,903	CCRC	291,724
Other	50,602	Other	38,483
Healthpeak's share of unconsolidated JVs real estate revenues	$63,937	Portfolio Operating Expenses	$613,964
Life Science	—	Life Science	(28)
Medical Office	—	Medical Office	(1,983)
CCRC	200	CCRC	(1,949)
Other	810	Other	122
Healthpeak's share of unconsolidated JVs government grant income	$1,010	Non-cash adjustments to Portfolio Operating Expenses	$(3,838)
Life Science	(222)	Life Science	126,330
Medical Office	(26,704)	Medical Office	155,416
CCRC	—	CCRC	289,775
Other	—	Other	38,605
Noncontrolling interests' share of consolidated JVs real estate revenues	$(26,926)	Portfolio Cash Operating Expenses	$610,126
Life Science	535,722	Life Science	$28
Medical Office	472,436	Medical Office	1,983
CCRC	360,973	CCRC	1,949
Other	51,412	Other	(122)
Portfolio Real Estate Revenues	$1,420,543	Non-cash Portfolio Cash Operating Expenses	$3,838
Life Science	(35,225)	Life Science	(43,652)
Medical Office	(9,535)	Medical Office	(32,855)
CCRC	22	CCRC	(251,329)
Other	107	Other	(38,483)
Non-cash adjustments to Portfolio Real Estate Revenues	$(44,631)	Non-SS Portfolio Operating Expenses	$(366,319)

Continued

18

Reconciliations
In thousands

Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2021
Life Science	500,497	Life Science	82,706
Medical Office	462,901	Medical Office	124,544
CCRC	360,995	CCRC	40,395
Other	51,519	Other	—
Portfolio Cash Real Estate Revenues	$1,375,912	Portfolio Operating Expenses - SS(2)	$247,645
Life Science	35,225	Life Science	(27)
Medical Office	9,535	Medical Office	(1,711)
CCRC	(22)	CCRC	—
Other	(107)	Other	—
Non-cash adjustments to Portfolio Real Estate Revenues	$44,631	Non-cash adjustment to SS Portfolio Operating Expenses	$(1,738)
Life Science	(180,815)	Life Science	82,679
Medical Office	(88,880)	Medical Office	122,833
CCRC	(305,346)	CCRC	40,395
Other	(51,412)	Other	—
Non-SS Portfolio Real Estate Revenue	$(626,453)	Portfolio Cash Operating Expenses - SS(1)	$245,907
Life Science	354,907
Medical Office	383,556
CCRC	55,627
Other	—
Portfolio Real Estate Revenue - SS(2)	$794,090
Life Science	(11,841)
Medical Office	(6,579)
CCRC	—
Other	—
Non-cash adjustment to SS Portfolio Real Estate Revenues	$(18,420)
Life Science	343,066
Medical Office	376,977
CCRC	55,627
Other	—
Portfolio Cash Real Estate Revenues - SS(1)	$775,670
______________________________________
(1)The property count used for Portfolio Real Estate Revenue - SS, Portfolio Cash Real Estate Revenues - SS, Portfolio Operating Expenses - SS, and Portfolio Cash Operating Expenses - SS differed for the three and nine months ended September 30, 2021.

19

Reconciliations
In thousands

EBITDAre and Adjusted EBITDAre

Three Months Ended September 30, 2021
Net income (loss)	$61,906
Interest expense(1)	35,952
Income tax expense (benefit)(1)	(870)
Depreciation and amortization	177,175
Other depreciation and amortization	1,133
Loss (gain) on sales of real estate(1)	(41,393)
Impairments (recoveries) of depreciable real estate	1,952
Share of unconsolidated JV:
Interest expense	(384)
Income tax expense (benefit)	(693)
Depreciation and amortization	4,722
Gain on sale of real estate from unconsolidated JVs	(1,068)
EBITDAre	$238,432

Transaction-related items, excluding taxes	1,279
Other impairments (recoveries) and losses (gains)(2)	20,073
Loss (gain) on debt extinguishments	667
Casualty-related charges (recoveries), excluding taxes	571
Amortization of stock-based compensation	4,436
Adjusted EBITDAre	$265,458

Adjusted Fixed Charge Coverage

Three Months Ended September 30, 2021
Interest expense, including unconsolidated JV interest expense at share	35,568
Capitalized interest	6,096
Fixed Charges	$41,664

Adjusted Fixed Charge Coverage	6.4x
  ______________________________________
(1)Amount can be reconciled by combining the balances from the corresponding line of the Consolidated Statements of Operations and Discontinued Operations Reconciliation provided on pages 9 and 40, respectively, in the Earnings Release and Supplemental Report for the quarter ended September 30, 2021.
(2)For the three months ended September 30, 2021, includes the following: (i) a $22 million goodwill impairment charge in connection with our senior housing asset sales reported in income (loss) from discontinued operations in the Consolidated Statements of Operations offset by (ii) $2 million of loan loss recoveries recorded in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.

20

Reconciliations
In thousands

Enterprise Debt and Net Debt

	September 30, 2021	Pro Forma September 30, 2021(1)
Bank line of credit and commercial paper	$1,024,000
Senior unsecured notes	4,157,834
Mortgage debt	356,570
Consolidated Debt	$5,538,404
Share of unconsolidated JV mortgage debt	30,510
Enterprise Debt	$5,568,914	$5,568,914
Cash and cash equivalents(1)	(215,104)	(534,182)
Share of unconsolidated JV cash and cash equivalents	(13,559)	(13,559)
Net Debt	$5,340,251	$5,021,173

Financial Leverage

September 30, 2021
Enterprise Debt	$5,568,914
Enterprise Gross Assets	17,967,629
Financial Leverage	31.0%

Secured Debt Ratio(2)

September 30, 2021
Mortgage debt	$356,570
Share of unconsolidated JV mortgage debt	30,510
Enterprise Secured Debt	$387,080
Enterprise Gross Assets	17,967,629
Secured Debt Ratio	2.2%

Net Debt to Adjusted EBITDAre

	Three Months Ended September 30, 2021		Pro Forma Three Months Ended September 30, 2021(1)
Net Debt	$5,340,251		$5,021,173
Annualized Adjusted EBITDAre	1,061,832	(3)	1,061,832
Net Debt to Adjusted EBITDAre	5.0x		4.7x
  ______________________________________
(1)Pro forma cash and cash equivalents and the resulting Net Debt to Adjusted EBITDAre at September 30, 2021 is adjusted to include $319 million of net proceeds from the future expected settlement of shares issued through the Company's ATM forward contracts.
(2)Includes cash and cash equivalents of $14 million on assets held for sale.
(3)Represents the current quarter Adjusted EBIDTAre multiplied by a factor of four.

21

Reconciliations
In thousands

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
Total Portfolio

	Three Months Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Income (loss) from continuing operations	$(27,762)	$(19,203)	$(120,585)	$168,065	$61,305
Interest income	(4,443)	(4,192)	(9,013)	(16,108)	(6,748)
Interest expense	53,734	54,088	46,843	38,681	35,905
Depreciation and amortization	141,971	147,175	157,538	171,459	177,175
General and administrative	21,661	25,507	24,902	24,088	23,270
Transaction costs	1,984	1,422	798	619	—
Loss (gain) on sales of real estate, net	(2,283)	(4,714)	—	(175,238)	(14,635)
Impairments and loan loss reserves (recoveries), net	(1,777)	26,742	3,242	931	285
Other expense (income), net	(6,744)	128	(2,200)	(1,734)	(1,670)
Loss (gain) on debt extinguishments	17,921	—	164,292	60,865	667
Income tax expense (benefit)	22,970	(2,631)	8	(763)	(649)
Government grant income	1,761	2,566	1,310	87	15
Equity loss (income) from unconsolidated JVs	18,749	18,969	(1,323)	(867)	(2,327)
Healthpeak's share of unconsolidated JVs NOI	4,564	5,059	5,660	6,456	5,117
Noncontrolling interests' share of consolidated JVs NOI	(6,206)	(6,322)	(6,467)	(6,327)	(6,352)
Portfolio NOI	$236,100	$244,594	$265,005	$270,214	$271,358
Adjustment to Portfolio NOI	(8,312)	(2,974)	(13,601)	(13,170)	(14,023)
Portfolio Cash (Adjusted) NOI	$227,788	$241,620	$251,404	$257,044	$257,335
Interest income	4,443	4,192	9,013	16,108	6,748
Portfolio Income	$232,231	$245,812	$260,417	$273,152	$264,083
Interest income	(4,443)	(4,192)	(9,013)	(16,108)	(6,748)
Adjustment to Portfolio NOI	8,312	2,974	13,601	13,170	14,023
Non-SS Portfolio NOI	(37,033)	(49,685)	(57,598)	(63,162)	(67,355)
SS Portfolio NOI	$199,067	$194,909	$207,407	$207,052	$204,003
Non-cash adjustment to SS Portfolio NOI	(5,691)	2,093	(6,107)	(4,981)	(4,471)
SS Portfolio Cash (Adjusted) NOI	$193,376	$197,002	$201,300	$202,071	$199,532

22

Reconciliations
In thousands

Life Science

	Three Months Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Income (loss) from continuing operations	$54,682	$43,225	$61,816	$59,960	$60,326
Interest expense	57	55	102	48	46
Depreciation and amortization	57,170	58,184	68,434	76,955	79,570
Transaction costs	79	155	32	(21)	—
Impairments and loan loss (reserves) recoveries, net	—	14,671	—	—	—
Other expense (income), net	—	—	(4)	(28)	(22)
Equity loss (income) from unconsolidated JVs	—	40	93	(111)	(630)
Healthpeak's share of unconsolidated JVs NOI	—	311	912	984	1,058
Noncontrolling interests' share of consolidated JVs NOI	(48)	(45)	(45)	(54)	(57)
Portfolio NOI	$111,940	$116,596	$131,340	$137,733	$140,291
Adjustment to Portfolio NOI	(8,330)	(4,744)	(11,810)	(12,366)	(11,021)
Portfolio Cash (Adjusted) NOI(2)	$103,610	$111,852	$119,530	$125,367	$129,270
Adjustment to Portfolio NOI	8,330	4,744	11,810	12,366	11,021
Non-SS Portfolio NOI	(20,181)	(29,568)	(37,371)	(40,065)	(44,383)
SS Portfolio NOI	$91,759	$87,028	$93,969	$97,668	$95,908
Non-cash adjustment to SS Portfolio NOI	(5,175)	10	(4,308)	(4,885)	(3,468)
SS Portfolio Cash (Adjusted) NOI	$86,584	$87,038	$89,661	$92,783	$92,440

Medical Office(1)

	Three Months Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Income (loss) from continuing operations	$50,426	$49,741	$48,614	$221,725	$58,632
Interest expense	100	98	95	786	1,104
Depreciation and amortization	54,693	56,902	57,954	63,371	66,189
Transaction costs	—	—	330	(35)	—
Impairments and loan loss (reserves) recoveries, net	1,208	4,175	—	—	1,952
Loss (gain) on sales of real estate, net	(2,283)	(4,714)	—	(175,238)	(14,635)
Other expense (income), net	—	—	2,279	175	30
Equity loss (income) from unconsolidated JVs	(198)	(193)	(192)	(137)	(220)
Healthpeak's share of unconsolidated JVs NOI	403	405	421	393	432
Noncontrolling interests' share of consolidated JVs NOI	(6,158)	(6,277)	(6,422)	(6,273)	(6,295)
Portfolio NOI	$98,191	$100,137	$103,079	$104,767	$107,189
Adjustment to Portfolio NOI	(1,729)	(2,356)	(1,923)	(2,003)	(3,626)
Portfolio Cash (Adjusted) NOI(2)	$96,462	$97,781	$101,156	$102,764	$103,563
Adjustment to Portfolio NOI	1,729	2,356	1,923	2,003	3,626
Non-SS Portfolio NOI	(12,685)	(15,772)	(16,649)	(18,412)	(19,726)
SS Portfolio NOI	$85,506	$84,365	$86,430	$86,355	$87,463
Non-cash adjustment to SS Portfolio NOI	(2,191)	(1,716)	(1,800)	(1,305)	(1,727)
SS Portfolio Cash (Adjusted) NOI	$83,315	$82,649	$84,630	$85,050	$85,736

23

Reconciliations
In thousands

CCRC

	Three Months Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Income (loss) from continuing operations	$(10,366)	$(14,644)	$(6,375)	$(10,362)	$(12,170)
Interest expense	1,983	1,971	1,918	1,924	1,936
Depreciation and amortization	30,106	32,089	31,150	31,133	31,416
Transaction costs	1,897	1,256	432	657	—
Other expense (income), net	(3,903)	533	(2,176)	(165)	(114)
Government grant income	1,761	2,566	1,310	87	15
Equity loss (income) from unconsolidated JVs	322	(254)	—	(639)	(845)
Healthpeak's share of unconsolidated JVs NOI	(256)	344	(58)	207	(32)
Portfolio NOI	$21,544	$23,861	$26,201	$22,842	$20,206
Adjustment to Portfolio NOI	1,684	3,809	20	1,226	724
Portfolio Cash (Adjusted) NOI(2)	$23,228	$27,670	$26,221	$24,068	$20,930
Adjustment to Portfolio NOI	(1,684)	(3,809)	(20)	(1,226)	(724)
Non-SS Portfolio NOI	258	(345)	807	187	426
SS Portfolio NOI	$21,802	$23,516	$27,008	$23,029	$20,632
Non-cash adjustment to SS Portfolio NOI	1,675	3,799	1	1,209	724
SS Portfolio Cash (Adjusted) NOI	$23,477	$27,315	$27,009	$24,238	$21,356

Other(1)

	Three Months Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Income (loss) from continuing operations	$(11,199)	$(23,090)	$7,473	$15,139	$9,061
Interest income	(4,443)	(4,192)	(9,013)	(16,108)	(6,748)
Depreciation and amortization	2	—	—	—	—
Transaction costs	8	11	4	18	—
Impairments and loan loss (reserves) recoveries, net	(2,985)	7,896	3,242	931	(1,667)
Other expense (income), net	—	—	(482)	—	(1)
Equity loss (income) from unconsolidated JVs	18,625	19,376	(1,224)	20	(632)
Healthpeak's share of unconsolidated JVs NOI	4,417	3,999	4,385	4,872	3,659
Portfolio NOI	$4,425	$4,000	$4,385	$4,872	$3,672
Adjustment to Portfolio NOI	63	317	112	(27)	(100)
Portfolio Cash (Adjusted) NOI	$4,488	$4,317	$4,497	$4,845	$3,572
Interest income	4,443	4,192	9,013	16,108	6,748
Portfolio Income	$8,931	$8,509	$13,510	$20,953	$10,320
Interest income	(4,443)	(4,192)	(9,013)	(16,108)	(6,748)
Adjustment to Portfolio NOI	(63)	(317)	(112)	27	100
Non-SS Portfolio NOI	(4,425)	(4,000)	(4,385)	(4,872)	(3,672)
SS Portfolio NOI	$—	$—	$—	$—	$—
SS Portfolio Cash (Adjusted) NOI	$—	$—	$—	$—	$—

24

Reconciliations
In thousands

Corporate Non-Segment

	Three Months Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Income (loss) from continuing operations	$(111,305)	$(74,435)	$(232,113)	$(118,397)	$(54,544)
Interest expense	51,594	51,964	44,728	35,923	32,819
General and administrative	21,661	25,507	24,902	24,088	23,270
Loss (gain) on debt extinguishments	17,921	—	164,292	60,865	667
Other expense (income), net	(2,841)	(405)	(1,817)	(1,716)	(1,563)
Income tax expense (benefit)	22,970	(2,631)	8	(763)	(649)
Portfolio NOI	$—	$—	$—	$—	$—
______________________________________
(1)In December 2020, as a result of a change in how operating results are reported to the Company's chief operating decision makers, the Company’s hospitals were reclassified from other non-reportable segments to the medical office segment.
(2)Portfolio Income and Portfolio Cash (Adjusted) NOI are the same for Life Science, Medical Office, and CCRC for all periods presented as there is no interest income related to such segments.

25

Reconciliations
In thousands

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS

For the nine months ended September 30, 2021

	Life Science	Medical Office	CCRC	Other	Corporate Non-segment	Total
Income (loss) from continuing operations	$182,103	$328,975	$(28,911)	$31,673	$(405,055)	$108,785
Interest income	—	—	—	(31,869)	—	(31,869)
Interest expense	196	1,985	5,778	—	113,470	121,429
Depreciation and amortization	224,958	187,512	93,702	—	—	506,172
General and administrative	—	—	—	—	72,260	72,260
Transaction costs	11	295	1,090	21	—	1,417
Impairments and loan loss (reserves) recoveries, net	—	1,952	—	2,506	—	4,458
Loss (gain) on sales of real estate, net	—	(189,873)	—	—	—	(189,873)
Loss on debt extinguishments	—	—	—	—	225,824	225,824
Other expense (income), net	(54)	2,483	(2,456)	(482)	(5,095)	(5,604)
Income tax expense (benefit)	—	—	—	—	(1,404)	(1,404)
Government grant income	—	—	1,412	—	—	1,412
Healthpeak's share of unconsolidated joint venture NOI	2,954	1,247	118	12,916	—	17,235
Noncontrolling interests' share of consolidated joint venture NOI	(156)	(18,990)	—	—	—	(19,146)
Equity loss (income) from unconsolidated JVs	(648)	(549)	(1,484)	(1,836)	—	(4,517)
Portfolio NOI	$409,364	$315,037	$69,249	$12,929	$—	$806,579
Adjustment to NOI	(35,197)	(7,553)	1,971	(15)	—	(40,794)
Portfolio Cash NOI	$374,167	$307,484	$71,220	$12,914	$—	$765,785
Interest Income	—	—	—	31,869	—	31,869
Portfolio Income	$374,167	$307,484	$71,220	$44,783	$—	$797,654
Interest income	—	—	—	(31,869)		(31,869)
Adjustment to NOI	35,197	7,553	(1,971)	15	—	40,794
Non-SS Portfolio NOI	(137,163)	(56,025)	(54,017)	(12,929)	—	(260,134)
SS Portfolio NOI	$272,201	$259,012	$15,232	$—	$—	$546,445
Non-cash adjustment to SS Portfolio NOI	(11,813)	(4,868)	—	—	—	(16,681)
SS Portfolio Cash NOI	$260,388	$254,144	$15,232	$—	$—	$529,764

26

Reconciliations
In thousands

For the nine months ended September 30, 2020

	Life Science	Medical Office(1)	CCRC	Other(1)	Corporate Non-segment	Total
Income (loss) from continuing operations	$154,964	$227,062	$57,836	$(2,519)	$(257,632)	$179,711
Interest income	—	—	—	(12,361)	—	(12,361)
Interest expense	180	302	5,256	—	158,510	164,248
Depreciation and amortization	159,737	165,265	81,760	12	—	406,774
General and administrative	—	—	—	—	67,730	67,730
Transaction costs	80	—	16,739	101	—	16,920
Impairments and loan loss (reserves) recoveries, net	—	6,033	—	10,134	—	16,167
Loss (gain) on sales of real estate, net	—	(85,676)	—	40	—	(85,636)
Loss on debt extinguishments	—	—	—	—	42,912	42,912
Other expense (income), net	—	—	(188,377)	(41,707)	(4,728)	(234,812)
Income tax expense (benefit)	—	—	—	—	(6,792)	(6,792)
Government grant income	—	—	13,632	—	—	13,632
Healthpeak's share of unconsolidated joint venture NOI	—	1,239	3,843	16,604	—	21,686
Noncontrolling interests' share of consolidated joint venture NOI	(122)	(18,038)	—	—	—	(18,160)
Equity loss (income) from unconsolidated JVs	—	(604)	1,801	46,433	—	47,630
Portfolio NOI	$314,839	$295,583	$(7,510)	$16,737	$—	$619,649
Adjustment to NOI	(15,389)	(3,188)	93,263	114	—	74,800
Portfolio Cash NOI	$299,450	$292,395	$85,753	$16,851	$—	$694,449
Interest Income	—	—	—	12,361	—	12,361
Portfolio Income	$299,450	$292,395	$85,753	$29,212	$—	$706,810
Interest income	—	—	—	(12,361)	—	(12,361)
Adjustment to NOI	15,389	3,188	(93,263)	(114)	—	(74,800)
Non-SS Portfolio NOI	(61,019)	(43,905)	25,268	(16,737)	—	(96,393)
SS Portfolio NOI	$253,820	$251,678	$17,758	$—	$—	$523,256
Non-cash adjustment to SS Portfolio NOI	(11,969)	(4,917)	1	—	—	(16,885)
SS Portfolio Cash NOI	$241,851	$246,761	$17,759	$—	$—	$506,371
____________________________________
(1)In December 2020, as a result of a change in how operating results are reported to the Company's chief operating decision makers, the Company’s hospitals were reclassified from other non-reportable segments to the medical office segment.

27

Reconciliations
In thousands

CCRC Pro Forma Portfolio Real Estate Revenues and NOI(1)

Pro Forma SS Portfolio Real Estate Revenues	Three Months Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2020	September 30, 2021
Portfolio Real Estate Revenues - SS(2)	$116,793	$118,323	$117,437	$117,395	$119,037
Pro forma adjustments to exclude government grant income	(1,761)	(2,566)	(1,310)	(87)	(15)
Pro forma Portfolio Real Estate Revenues - SS(3)	$115,031	$115,757	$116,128	$117,308	$119,022

Pro Forma SS Portfolio Cash Real Estate Revenues	Three Months Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2020	September 30, 2021
Portfolio Cash Real Estate Revenues - SS(2)	$116,793	$118,323	$117,437	$117,395	$119,037
Pro forma adjustments to exclude government grant income	(1,761)	(2,566)	(1,310)	(87)	(15)
Pro forma Portfolio Cash Real Estate Revenues - SS(3)	$115,031	$115,757	$116,128	$117,308	$119,022

Pro Forma SS Portfolio NOI	Three Months Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
SS Portfolio NOI(5)	$21,802	$23,516	$27,008	$23,029	$20,632
Pro forma adjustment to exclude government grants	(1,761)	(2,566)	(1,310)	(87)	(15)
Pro forma SS Portfolio NOI(3)	$20,040	$20,950	$25,699	$22,942	$20,617

Pro Forma SS Portfolio Cash (Adjusted) NOI	Three Months Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
SS Portfolio Cash (Adjusted) NOI(5)	$23,477	$27,315	$27,009	$24,238	$21,356
Pro forma adjustment to exclude government grants	(1,761)	(2,566)	(1,310)	(87)	(15)
Pro forma SS Portfolio Cash (Adjusted) NOI(3)	$21,716	$24,749	$25,700	$24,151	$21,341
______________________________________
(1)May not foot due to rounding.
(2)See page 14 and 15 of this document for a reconciliation of Portfolio Cash Real Estate Revenues - SS.
(3)Pro forma adjustments excludes government grants received under the CARES Act from Portfolio Real Estate Revenues.
(4)See page 17 and 18 of this document for a reconciliation of Portfolio Operating Expenses - SS and Portfolio Cash Operating Expenses - SS.
(5)See page 22 through 25 of this document for a reconciliation of SS Portfolio NOI and SS Portfolio Cash (Adjusted) NOI.

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Reconciliations
In thousands, except per month data

REVPOR CCRC(1)

	Three Months Ended
CCRC	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2020	September 30, 2021
Portfolio Cash Real Estate Revenues(2)	$121,355	$123,131	$122,133	$119,824	$119,037
Other adjustments to REVPOR CCRC(3)	(4,563)	(4,808)	(4,696)	(2,429)	—
REVPOR CCRC revenues	$116,792	$118,323	$117,438	$117,395	$119,037

Average occupied units/month	5,909	5,876	5,854	5,906	5,910
REVPOR CCRC per month(4)	$6,589	$6,712	$6,687	$6,626	$6,714

	Three Months Ended
SS REVPOR CCRC	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
SS REVPOR CCRC revenues(5)	$116,792	$118,323	$117,438	$117,395	$119,037

SS average occupied units/month	5,909	5,876	5,854	5,906	5,910
SS REVPOR CCRC per month(4)	$6,589	$6,712	$6,687	$6,626	$6,714

	Three Months Ended
PRO FORMA SS REVPOR CCRC	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Pro Forma SS REVPOR CCRC revenues(6)	$115,031	$115,757	$116,128	$117,308	$119,022

SS average occupied units/month	5,909	5,876	5,854	5,906	5,910
SS REVPOR CCRC per month(4)	$6,490	$6,567	$6,612	$6,621	$6,713
______________________________________
(1)May not foot due to rounding.
(2)See page 14 and 15 of this document for a reconciliation of Portfolio Cash Real Estate Revenues.
(3)Includes revenue from facilities that are held for sale or sold.
(4)Represents the quarter REVPOR CCRC divided by a factor of three.
(5)See page 14 and 15 of this document for a reconciliation of Portfolio Cash Real Estate Revenues - SS.

(6)See page 28 of this document for a reconciliation of Pro forma Portfolio Real Estate Revenues - SS which is the same as Pro Forma SS REVPOR CCRC revenues.

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Reconciliations
In thousands, except per month data

REVPOR(1)

	Three Months Ended
Other	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2020	September 30, 2021
Portfolio Cash Real Estate Revenues(2)	$17,955	$17,339	$17,068	$17,329	$17,121
Other adjustments to REVPOR Other(3)	(3,411)	(3,330)	(3,372)	(3,460)	(3,509)
REVPOR Other revenues	$14,544	$14,008	$13,696	$13,870	$13,612

Average occupied units/month	1,213	1,172	1,109	1,104	1,134
REVPOR Other per month(4)	$3,997	$3,983	$4,117	$4,186	$4,000
______________________________________
(1)May not foot due to rounding.
(2)See page 14 and 15 of this document for a reconciliation of Portfolio Cash Real Estate Revenues.
(3)Includes revenue for sold assets, assets in redevelopment, or recently completed redevelopments that are not yet stabilized.
(4)Represents the quarter REVPOR divided by a factor of three.

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